Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 31, 2025, with respect to the consolidated financial statements of Predictive Oncology Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

March 31, 2025